UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 14, 2011

WIZARD WORLD, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-33383	98-0357690
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1350 Avenue of the Americas, 2nd Floor New York, NY	10019
(Address of principal executive offices)	(Zip Code)

(646) 801-5572
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 14, 2011, the Board of Directors (the “Board”) of Wizard World, Inc. (the “Company”) approved by unanimous written consent an amendment (the “Amendment”) to the Company’s 2011 Incentive Stock and Award Plan (the “Plan”). See Item 5.02 herein, which is incorporated by reference in this Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)  Compensatory Arrangements of Certain Officers.

The Board approved by unanimous written consent dated September 14, 2011 the Amendment to the Company’s 2011 Incentive Stock and Award Plan allowing the Board, or a committee established by the Board to be the administrator of the Plan, to determine the purchase price of nonqualified stock options, which purchase price may be below Fair Market Value (as defined in the Plan).

The description of the Amendment set forth above is qualified in its entirety by reference to the full text of the Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits.

Exhibit No.	Description
10.1	Amendment to the 2011 Incentive Stock and Award Plan*
*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 15, 2011	By:	/s/ Gareb Shamus
	Name:	Name: Gareb Shamus
	Title:	Title: President and Chief Executive Officer

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